IHT RECEIVES NOTICE FROM NYSE AMERICAN

Phoenix, AZ, May 23, 2019. InnSuites Hospitality Trust (NYSE American: IHT), which owns and operates hotels, and provides management services for hotels, received notice from NYSE Regulation on May 17, 2019 that the Trust is not in compliance with continued listing standards of NYSE American Exchange because IHT has not yet filed its Annual Report on Form 10-K for the year ended January 31, 2019. NYSE Rules require that listed companies timely file all periodic reports. The Trust is working diligently to file the delinquent report as soon as possible, has contacted NYSE Regulation, and now believes that it will be able to file the annual report on or before May 31, 2019. The notice from NYSE Regulation has no immediate effect on the listing or trading of the Trust’s shares.

Forward-Looking Statements

With the exception of historical information, the matters discussed in this news release may include “forward-looking statements” within the meaning of the federal securities laws. Actual developments and business decisions may differ materially from those expressed or implied by such forward-looking statements. Important factors, among others, that could cause IHT’s actual results and future actions to differ materially from those described in forward-looking statements include the uncertain outcome, impact, effects and results of IHT’s review of strategic, operational and structural alternatives, and the risks discussed in IHT’s SEC filings. Forward-looking statements are not guarantees of future performance due to numerous risks and uncertainties, such as: local, national or international economic and business conditions; competition, loss of membership contracts; effectiveness of IHT’s software program; and other factors. Such uncertainties, and others affecting IHT are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained. IHT expressly disclaims any obligation to update any forward-looking statement contained in this news release to reflect events or circumstances that may arise after the date hereof, all of which are expressly qualified by the foregoing, other than as required by applicable law.

Contact:

FOR FURTHER INFORMATION:
Marc Berg, Executive Vice President
602-944-1500
email: mberg@innsuites.com